Exhibit 10.25
                                LICENSE AGREEMENT


         THIS LICENSE AGREEMENT (the "Agreement") is made by and among Balantum Oy ("Newco"), a Finnish corporation having a place of business at c/o
Asianajotoimisto Waselius & Wist Oy, Etelaesplanadi 24 A, 00130 Helsinki, Finland, Aquamax (International) Holding B.V. ("Aquamax"), a Dutch corporation having a place of business at Locatellikade 1, Parnassustoren, 1076 AZ
Amsterdam, P.O. Box 7215, 1070 AE Amsterdam, The Netherlands and Keeran Corporation N.V. ("Keeran"), a Netherlands Antilles corporation having a place of business at World Trade Center Curacao, Unit BC.II.01-04, Piscadera Bay, Willemstad, Curaco, Netherlands Antilles (collectively, Aquamax and Keeran are referred to as "AK"). Newco, Aquamax, Keeran and, depending on the context, AK, may each be referred to herein as a "Party" and collectively as the "Parties."

         WHEREAS, Newco is the owner of the Newco Technology (as defined below); and

         WHEREAS, AK desires to obtain a license to make, use and sell Licensed Products (as defined below) under the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises made in this Agreement and other consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound by this Agreement, agree to the following terms and conditions:

1.       DEFINITIONS

         As used in this Agreement, the following terms shall mean:

         1.1 "Affiliate(s)" of a Party means any corporation, partnership or other individual or entity that directly or indirectly: (i) owns fifty percent (50%) or more of the voting stock or equity of the Party; (ii) is owned, fifty percent (50%) or more of the voting stock or equity, by the Party; (iii) otherwise controls the Party; or (iv) is otherwise controlled by the Party.

         1.2. "Closing Date" means the "Completion Date" as that term is defined in paragraph 6.1 of that certain Asset Purchase Agreement by and between Assignee and Hackman Technology Oy, Ltd., dated 20 July, 2001.

         1.3 "Confidential Information" means any information disclosed to a Party that is confidential, including, without limitation, all ideas, concepts, structures, specifications, documentation, designs, techniques, drawings, hardware, software, data, prototypes, processes, technology, know-how, methods of design and/or development, inventions, and/or other technical, business, marketing, planning information and/or data regardless of how such information is transmitted (including orally, and/or in documentary and/or machine-readable form, and/or in the form of samples from which the information may be derived) that if disclosed in tangible form, is marked "Confidential," "Proprietary," or if disclosed orally, is stated by the Disclosing Party to be confidential, or is of such a nature that the Receiving Party in the exercise of reasonable business judgment should know is confidential.

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         1.4 "Disclosing Party" means the Party whose  Confidential  Information is revealed to, and/or learned by, the Receiving Party and/or its employees or agents under this Agreement.

         1.5 "Field of Use" means those applications of the Newco Technology, as said technology existed as of the Effective Date, that: (1) have as their sole purpose the desalination of seawater; and (2) are not capable of processing more than 1,000 cubic meters of seawater per day.

         1.6 "Improvements" means any Technical Information pertaining to the Newco Technology developed after the Effective Date.

         1.7 "Licensed Product(s)" means any products practicing the Newco Technology within the Field of Use.

         1.8 "Newco Patents" means any Patents listed on Schedule A and any Patents arising out of any Improvements during the term of this Agreement.

         1.9 "Newco Technology" means (i) the Patents listed on Schedule A of this Agreement and (ii) any Improvements to (i) made during the term of this Agreement, including any and all Patents arising out of such Improvements. Schedule A may be supplemented and revised by Newco from time to time to reflect any changes to the list of Patents included in the Newco Technology during the term of this Agreement.

         1.10 "Patent(s)" means patents, patent applications and utility models or their equivalents, as well as worldwide counterparts, reissues, continuations, continuations-in-part or divisions relating to such patents, patent applications and utility models.

         1.11  "Receiving  Party"  means  the Party who  receives  or  otherwise
learns,   and/or  whose   employees  or  agents  receive  or  otherwise   learn,
Confidential Information of the Disclosing Party under this Agreement.

         1.12 "Technical Information" means discoveries, inventions, works of authorship, trade secrets, Confidential Information and know-how. Technical
Information includes, but is not limited to, research, engineering and manufacturing information, information with respect to environmental and safety requirements, analytical procedures and techniques, operating procedures, maintenance practices, design information on manufacturing facilities and equipment, machinery and equipment specifications, product test methods, drawings, product production processes, computer files, product information and other general technical information.

2.       LICENSE GRANTS

         2.1 License. Subject to the terms and conditions of this Agreement and to the terms and conditions of that certain Co-Operation and Sales Agreement between the Parties dated 20 July, 2001 Newco hereby grants to AK a paid-up, worldwide license under the Newco Technology to make, use and sell Licensed Products in the Field of Use. The grant made by Newco to AK hereunder shall be exclusive for the five-year period commencing on the Closing Date, and shall be non-exclusive thereafter.

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         2.2  Restriction  on Rights.  AK shall not have the right to  transfer, relicense or sublicense any rights granted to it hereunder by Newco in any way or for any purpose.

3.       PATENT MARKING; MAINTENANCE AND PROSECUTION

         3.1 Marking. AK shall mark all Licensed Products where appropriate with the applicable patent numbers in a manner sufficient to give proper legal notice under the applicable patent laws, including notices in any documentation accompanying the Licensed Products. Anything in this Agreement to the contrary notwithstanding, AK agrees to indemnify Newco and hold Newco harmless for any limitation or diminution of patent damages otherwise recoverable by Newco in any patent litigation, where such limitation or diminution is attributable to any failure by AK to mark Licensed Products as provided herein. The liability of Aquamax and Keeran hereunder shall be joint and several.

         3.2  Maintenance  and  Prosecution.  Newco will  continue  to  maintain responsibility at its discretion, for the filing and prosecution of Patent applications, and maintenance of the Patents related to the Newco Technology, including Patents Newco may file, prosecute and maintain at its discretion that arise out of Improvements. AK agrees to reasonably cooperate with Newco as necessary in connection with the filing and prosecution of any Patent applications that arise out of Improvements by AK.

4.       TERM AND TERMINATION UPON DEFAULT

         4.1 Term. This Agreement is conditional upon and shall enter into force only on the Closing Date, and shall continue until expiration of the last Patent listed on Schedule A, as said Schedule existed as of the Closing Date, unless earlier terminated as provided below.

         4.2 Default.  A Party will be deemed in default under this Agreement if
(i) it becomes insolvent, bankrupt, or any of its assets are seized or placed in trust for the benefit of creditors and such insolvency, bankruptcy or seizure is not dissolved or cured in sixty (60) days; or (ii) it fails to perform any obligation required of it under this Agreement and fails to cure such default within sixty (60) days after written notice from the other Party.

         4.3 Remedies for Default. Upon any occasion of default hereunder, the non-defaulting Party may pursue any remedy available under this Agreement or otherwise, including without limitation terminating this Agreement upon notice to the Party in default.

         4.4 Survival. The following Sections and Paragraphs shall survive the termination of this Agreement: 1, 2.2, 3.1, 4.2, 4.3, 4.4, 5, 6, 7 and 9.

5.       INFRINGEMENT

         5.1 Notice. Each Party shall inform the other Party promptly, in writing, of any alleged infringement or claim of invalidity or unenforceability of any Newco Patent by a third party and of any available evidence thereof.


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         5.2      Suits.

         (a) During the term of this Agreement, Newco shall have the right, but shall not be obligated, to prosecute or defend at its own expense any action relating to the Newco Technology including, but not limited to, any action relating to any infringement or claim of invalidity or unenforceability of any Newco Patent.

         (b) Subject to Paragraph 5.3 hereof, the total cost of any action commenced or defended by a Party or the Parties shall be borne as follows: (i) where the Parties agree to join together to bring or defend the action, the costs shall be shared equally by Newco and AK, and any and all sums collected or recovered in any such suit, whether by decree, judgment, settlement or otherwise, shall be shared equally by the Parties after accounting for fees and expenses borne by each Party; or (ii) where Newco brings or defends the action without the agreement from AK to join the action, all costs will be paid solely by Newco and any and all sums collected or recovered in any such suit, whether by decree, judgment, settlement or otherwise, shall belong to Newco.

         5.3 Assistance. In any suit that Newco individually may institute or defend relating to the Newco Technology including, but not limited to, any action to enforce any Newco Patent pursuant to this Agreement, AK shall, at the request of Newco, cooperate in all respects and, to the extent possible, have its employees and agents testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

6.       REPRESENTATIONS AND WARRANTIES

         6.1 Newco. Newco hereby warrants and represents that:

         (a) it has full right and power to grant the rights, licenses, and privileges herein given;

         (b) performance of its obligations under this Agreement shall not violate any existing agreement to which it is subject or a party;

         (c) the execution and performance of this Agreement is within its duly authorized corporate powers; and

         (d) there are no pending or threatened lawsuits, proceedings, claims, governmental actions or investigations of which Newco is aware which could, in any way, adversely affect its performance of its obligations hereunder or reduce the value of the rights granted hereunder.


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         6.2 AK. AK,  individually  and together,  hereby  warrant and represent that:

         (a) they have the full right and power to grant the rights, licenses, and privileges herein given;

         (b) performance of their obligations under this Agreement shall not violate any existing agreement to which they are subject or a party;

         (d) the execution and performance of this Agreement is within their duly authorized corporate powers; and

         (e) there are no pending or threatened lawsuits, proceedings, claims, governmental actions or investigations of which AK is aware which could, in any way, adversely affect the performance of their obligations hereunder or reduce the value of the rights granted hereunder.

         7. CONFIDENTIAL INFORMATION

         7.1 Disclosure. A Receiving Party may reproduce, use, and/or disclose Confidential Information only to the extent necessary for the purposes of this Agreement, and even then only to those persons who (a) have a "need to know" in connection with that Party's obligations under this Agreement and (b) have obligations to maintain the confidentiality of such information that are comparable in scope to those set forth hereunder.

         7.2  Exclusions.   The  following   information  shall  not  be  deemed
Confidential  Information  and shall not be subject to the  restrictions of this
Section 7:

         (a) information independently developed by the Receiving Party without the use of any of the Disclosing Party's Confidential Information;

         (b) information lawfully received free of confidentiality restriction from another source having the right to furnish such information;

         (c) information that is or becomes generally available to the public without breach of this agreement by the Receiving Party;

         (d) information that, at the time of disclosure to the Receiving Party, was known to the Receiving Party free of confidentiality restriction as evidenced by documentation in the possession of the Receiving Party; or

         (e) information that the Disclosing Party agrees in writing is free of such restrictions.

         7.3 Compliance. The prohibitions on the disclosure of Confidential Information under this Agreement shall not preclude a Receiving Party, on the advice of counsel, from complying with applicable law or other demand under lawful process, including a discovery request in a civil litigation, so long as the Receiving Party first gives the Disclosing Party notice of the required disclosure and reasonably cooperates with the Disclosing Party, at the Disclosing Party's sole expense, in seeking reasonable protective arrangements with respect to such Confidential Information. In no event shall the Receiving Party's cooperation with the Disclosing Party require the Receiving Party to take any action that, on the advice of their counsel, could result in the imposition of any sanctions or other penalties against them.

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         7.4 Return or  Destruction.  At the  termination  or expiration of this
Agreement, each Party shall, upon written request of a Party, promptly gather and return or destroy all Confidential Information (and any copies thereof regardless of the medium of the copies) disclosed to them by a Disclosing Party pursuant to this Agreement. This obligation on the part of the Parties to gather and return or destroy Confidential Information extends as well to any other persons to whom any of them has disclosed Confidential Information of a Party. This obligation may be discharged by a written representation and warranty by the obligated Party that the Confidential Information required to be gathered and returned has already been destroyed.

8.       NOTICES

         Any notice to be given by a Party shall be in writing and served personally or by certified or registered mail, DHL or Federal Express or equivalent guaranteed overnight courier services to the address given on the first page of this Agreement. Notice to Newco shall be addressed to c/o Asianajotoimisto Waselius & Wist Oy, Etelaesplanadi 24 A, 00130 Helsinki, Finland, with a courtesy copy to Edward V. DiLello, Esq., at Darby & Darby P.C., 805 Third Avenue, New York, New York 10022, United States of America, and notice to AK shall be addressed to: (1) Aquamax (International) Holding B.V., Locatellikade 1, Parnassustoren, 1076 AZ Amsterdam, P.O. Box 75215, 1070 AE, Amsterdam, The Netherlands, attention: _________________; and (2) Keeran Corporation N.V., World Trade Center Curacao, Unit BC.II.01-04, Piscadera Bay, Willemstad, Curacao, Netherlands Antilles, attention: _________________, with a courtesy copy to: Dr. Tauno Palotie, Veikko Palotie & Co., Aleksanterinkatu 44, Helsinki, Finland 00100. The notice shall operate and be deemed to have been given on the date such notice is received. The Parties shall notify each other of any change of their address and any failure to provide such notification that results in the prevention or delay in delivery of any notice of default shall not affect the sufficiency of service of any notice of default. Any delay in serving a notice of default shall not be construed as a waiver of any default hereunder.

9.       GENERAL PROVISIONS

         9.1 No Other Rights. Nothing in this Agreement shall be construed as conferring by implication, estoppel or otherwise any license or other right to a Party under any Patents, copyrights, trade secrets or other intellectual property or industrial property other than the Newco Technology, as said technology existed as of the Closing Date.

         9.2  Relationship.   Nothing  contained  in  this  Agreement  shall  be
construed to place Newco and AK, or either Aquamax or Keeran, in the relationship of partners or joint venturers, and no Party shall have the power to obligate, bind, or act as the agent for the other in any manner whatsoever.

         9.3 Disclaimer. Except as provided in Section 6 of this Agreement or as may otherwise be provided in a separate agreement between the Parties, the Parties make no representation, extend no warranties of any kind, either express, implied, or otherwise, nor assume any responsibilities or liabilities whatever with respect to the manufacture, use, importation or sale by AK or concerning products incorporating Newco Technology or made by use of any invention or technical information licensed under this Agreement.

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         9.4  Limitation  Of  Liability.  Except as  provided in  paragraph  3.1 hereof, or as may otherwise be provided in a separate agreement between the Parties, in no event shall the Parties be liable to each other for any special, consequential, indirect or incidental damages, however caused, on any theory of liability whether or not it has been advised of the possibility of such damages, arising in any way out of this Agreement.

         9.5 Assignment. Neither this Agreement nor any interest hereunder is assignable in whole or in part; provided, however, that Newco shall have the option to terminate this Agreement upon thirty (30) days' written notice to AK for any change in ownership of greater than fifty percent (50%) of the equity ownership of either Aquamax or Keeran or upon any change in which a controlling interest in either Aquamax or Keeran is transferred to a third party. The Parties agree that Newco may assign its interests in this Agreement to any of its Affiliates. Any assignment that is not in accordance with this Paragraph is null and void.

         9.6 Applicable Law. This Agreement shall be enforced, governed by, and construed in accordance with the laws of Finland, except to the extent that any rights in United States Patents are licensed hereunder, the patent laws of the United States shall control.

         9.7 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof shall be settled by arbitration in accordance with the Finnish Act on Arbitration Procedure. The arbitration tribunal shall consist of three arbitrators one of whom shall be appointed by the Seller and one of whom shall be appointed by the Purchaser. The arbitrators so appointed shall jointly appoint the third arbitrator to act as chairman. Unless a party has appointed its arbitrator or the arbitrators have failed to appoint the third arbitrator within twenty-one (21) days from being requested to appoint its arbitrator of from the date the second arbitrator was appointed, as the case may be, the relevant arbitrator shall be appointed by the Committee of Arbitration of the Central Chamber of Commerce of Finland. The place of arbitration shall be Helsinki and the arbitration proceedings shall be carried out in the English language.

         9.8 Authority. Each person whose signature appears hereon warrants and guarantees that he has been duly authorized and has full authority to execute this Agreement on behalf of the entity on whose behalf this Agreement is executed.

         9.9 Partial Invalidity. If any provision of this Agreement shall be found or held to be invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the full extent allowed by law.

         9.10 Counterparts. This Agreement may be executed in counterparts, which, taken together, shall be regarded as one and the same instrument. True and correct copies of signed counterparts may be used in place of the originals for any purpose.

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         9.11 Modification.  No alteration,  amendment,  waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been mutually assented to in writing by the Parties.

         9.12 Waiver. The failure of a Party to enforce at any time the provisions of this Agreement, or the failure to require at any time performance by the other Party of any of the provisions of this Agreement, shall in no way constitute a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter. No waiver shall be binding unless in writing and signed by the Party waiving the breach.

         9.13 Independent Legal Advice. The Parties acknowledge that they have been advised or had the opportunity to be advised by their own independently selected counsel and other advisors in connection with this Agreement and enter into this Agreement solely on the basis of that advice and on the basis of their own independent investigation of all of the facts, laws and circumstances material to this Agreement or any provisions thereof, and not in any manner or to any degree based upon any statement or omission by the other Party and/or its counsel.

         9.14 Construction. Each Party has cooperated in the drafting of this Agreement. Hence, this Agreement shall not be construed against any Party on the basis that that Party was the drafter. The headings are for the convenience of the Parties and are not to be used in construing the meaning of any provision of this Agreement. As used in this Agreement: (a) masculine, feminine, and neutral pronouns and any derivations thereof shall be deemed to include their respective counterparts as context may require; (b) singular terms shall be deemed to include the plural and vice versa as context may require; (c) conjunctive terms shall include the disjunctive and vice versa as context may require; and (d) "herein," "hereof," "hereunder," and other similar terms shall refer to this Agreement as a whole, including the attached Schedule.

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9.15 Entire Agreement. The terms and conditions contained in this Agreement, and the accompanying Schedules and Exhibits, constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties hereto, with respect to the subject matter hereof. The Schedule attached to this Agreement is intended by the Parties to form an integral part of the Agreement. It is incorporated herein by reference, and may be updated from time to time as permitted in the Agreement.

         BY EXECUTING THIS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT AND UNDERSTANDS ITS TERMS AND PROVISIONS.


 BALANTUM OY                                          AQUAMAX (INTERNATIONAL)
                                                          HOLDING B.V.


By   /s/ Juhani Kujala                      By   /s/ Rainer Sjostrum
  --------------------------------             ---------------------------------

Name     Juhani Kujala                      Name     Rainer Sjostrum
    ------------------------------               -------------------------------

Title    CEO                                Title
     -----------------------------                ------------------------------

Date     20 July 2001                       Date     20 July 2001
    ------------------------------               -------------------------------



                                                     KEERAN CORPORATION N.V.


                                             By   /s/ Rainer Sjostrum
                                                --------------------------------

                                             Name     Rainer Sjostrum
                                                  ------------------------------

                                             Title
                                                  ------------------------------

                                             Date     20 July 2001
                                                  ------------------------------


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                                   SCHEDULE A

                      Newco Patents and Patent Applications



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